                                        CODE OF ETHICS CERTIFICATION
                                        ----------------------------

I hereby certify that:

         -        I have read and understand the Code;

         -        I am subject to the Code;

         -        I have complied and will continue to comply with the requirements of the Code; and

         -        I have  disclosed  and will  continue to disclose  all  personal  securities  transactions required to be disclosed pursuant to the Code.

                                                              ---------------------------------------
                                                                                       (Signature)

                                                              --------------------------------------
                                                                                     (Print Name)

                                                              --------------------------------------
                                                                                          (Date)

                                                     8

                                            ALGER CODE OF ETHICS

                                            I.  PURPOSE AND CONSTRUCTION
                                                ------------------------

         This Code of Ethics (the "Code") is adopted by Fred Alger  Management,  Inc. ("Alger  Management"),
Fred Alger & Company,  Incorporated  ("Alger & Company"),  Alger Shareholder  Services,  Inc.  ("Shareholder
Services")  and  each  investment   company  for  which  Alger  Management  serves  as  investment   adviser
(individually  referred to as a "Fund" and collectively  referred to as the "Funds").  This Code establishes procedures designed:

                  (1) to prevent and detect  violations  of certain  provisions  of the  Investment  Company
         Act of 1940,  as amended (the "1940 Act"),  the  Investment  Advisers Act of 1940,  as amended (the
         "Advisers Act"), and the rules and regulations thereunder;

                  (2) to ensure that Access  Persons comply with their  fiduciary  obligations to the Funds;
         and

                  (3) to  prevent  Access  Persons  with  access to certain  information  from  engaging  in investment  activities  that might be harmful to the  interests  of the Funds or that might  enable
         Access Persons to profit illicitly from their relationship with Alger Management and the Funds.

                                                  II.  DEFINITIONS
                                                       -----------

         A.       "Access Person" means:
                   -------------

                  (1) any director,  trustee or officer of the Funds,  Alger Management,  Alger & Company or
         Shareholder Services; and

                  (2)  all other employees of Alger Management, Alger & Company, and Shareholder Services.

         B.       "Advisory Person" means:
                   ---------------

                  (1) any Alger  Management,  Alger & Company,  Shareholder  Services or Fund  employee  (or any employee of a company in a control  relationship  with these  entities) who, in connection with his or her regular functions or duties,  makes,  participates in or obtains  information  regarding the  purchase  or sale of  Securities  by a Fund,  or whose  functions  relate to the making of any recommendations with respect to such purchases or sales; and

                  (2) any natural person in a control  relationship with Alger  Management,  Alger & Company or a Fund who  obtains  information  concerning  recommendations  made to a Fund with regard to the purchase or sale of Securities by the Fund.

         C.       "Affiliated Person" of another person means:
                   -----------------

                  (1) any person  directly or indirectly  owning,  controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

                  (2) any person  five  percent  (5%) or more of whose  outstanding  voting  securities  are directly or indirectly owned, controlled or held with power to vote by such other person;

                  (3)  any  person  directly  or  indirectly  controlling,  controlled  by or  under  common control with such other person;

                  (4)  any officer, director, partner, co-partner or employee of such other person;

                  (5) should such other person be an investment  company,  any investment adviser thereof or any member of an advisory board thereof; or

                  (6) should such other person be an  unincorporated  investment  company not having a board of directors, the depositor thereof.

         D.       "Beneficial   Ownership"  shall  be  determined  in  accordance  with  the  definition  of
                   ----------------------
"beneficial  owner" set forth in Rule  16a-1(a)(2)  of the 1934 Act,  i.e.,  a person must have a "direct or
                                                                      ----
indirect  pecuniary  interest"  to  have  "Beneficial   Ownership."  Although  the  following  list  is  not
exhaustive,  under the Rule and this Code a person  generally  would be regarded to be the beneficial  owner of the following securities:

                  (1)  securities held in the person's own name;

                  (2)  securities  held with  another in joint  tenancy,  community  property or other joint ownership;

                  (3)  securities  held by a bank or broker as nominee or custodian on such person's  behalf or pledged as collateral for a loan;

                  (4)  securities  held by  members  of the  person's  immediate  family  sharing  the  same
         household  ("immediate  family"  means  any  child,  stepchild,   grandchild,  parent,  stepparent,
         grandparent,   spouse,  sibling,   mother-in-law,   father-in-law,   son-in-law,   daughter-in-law,
         brother-in-law or sister-in-law, including adoptive relationships);

                  (5)  securities  held by a relative not  residing in the person's  home if the person is a custodian,  guardian or otherwise has  controlling  influence over the purchase,  sale or voting of such securities;

                  (6)  securities  held by a trust in which the  person is a  beneficiary  and has or shares the power to make purchase or sale decisions;

                  (7)  securities  held by a trust  for which the  person  serves as a trustee  and in which the person has a pecuniary interest  (including  pecuniary  interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                  (8) securities  held by a general  partnership or limited  partnership in which the person is a general partner;

                  (9)  securities  owned by a corporation  in which the person has a control  position or in which the person has or shares  investment  control  over the  portfolio  securities  (other than a registered investment company);

                  (10)  securities in a portfolio giving the person certain performance-related fees; or

                  (11)   securities   held  by  another   person  or  entity   pursuant  to  any  agreement,
         understanding,  relationship  or other  arrangement  giving  the  person  any  direct  or  indirect pecuniary interest.

         E.       "Control"  means the power to exercise a  controlling  influence  over the  management  or
                   -------
policies of a company,  unless such power is solely the result of an official  position  with such  company.
Any person who owns  beneficially,  either directly or through one or more controlled  companies,  more than twenty-five  percent  (25%) of the  voting  securities  of a  company  shall be  presumed  to  control  such company.  Any person who does not so own more than  twenty-five  percent  (25%) of the voting  securities of any company  shall be presumed not to control such  company.  A natural  person shall be presumed  unable to be subject to control, as defined herein.

         F.       "Disinterested  Fund  Director"  means  a Fund  director/trustee  who  is not an  officer,
                   -----------------------------
director,  trustee or employee of Alger  Management or who is not otherwise an  "interested  person" of such
Fund as defined in the 1940 Act, Section 2(a)(19).

         G.       "Personal  Securities  Transaction"  means  a  transaction  in  a  Security  in  which  an
                   ---------------------------------
individual has or thereby acquires  Beneficial  Ownership.  A person shall be considered to be "engaging in"
or "effecting" a Personal Securities  Transaction if such a Security is involved,  regardless of whether the transaction  is  effected by that  person or by some other  person  (such as an  immediate  family  member).
However,  a person  shall not be  considered  to be  "engaging  in" or  "effecting"  a  Personal  Securities
Transaction  if such  transaction  is  executed  through  a  pre-established  automatic  investment  plan or dividend reinvestment plan.

         H.       "Portfolio  Manager"  means  an  Alger  Management  employee  entrusted  with  the  direct
                   ------------------
responsibility and authority to make investment decisions with respect to a Fund.

         I.       "Purchase  or Sale of a Security"  includes  any  contract to purchase or sell a Security,
                   -------------------------------
such as, for example, the writing of an option to purchase or sell a Security.

         J.       "Security" has the meaning set forth in the 1940 Act, Section  2(a)(36) (i.e.,  "any note,
                   --------                                                                ----
stock, treasury stock, bond, debenture,  evidence of indebtedness,  certificate of interest or participation
in  any   profit-sharing   agreement,   collateral-trust   certificate,   pre-organization   certificate  or
subscription,  transferable share,  investment contract,  voting-trust  certificate,  certificate of deposit for a  security,  fractional  undivided  interest in oil,  gas,  or other  mineral  rights,  any put,  call, straddle,  option,  or  privilege on any security  (including a  certificate  of deposit) or on any group or index of  securities  (including  any interest  therein or based on the value  thereof),  or any put,  call, straddle,  option,  or  privilege  entered  into on a  national  securities  exchange  relating  to  foreign currency,  or, in general,  any interest or instrument commonly known as a 'security,' or any certificate of interest or participation  in, temporary or interim  certificate for, receipt for,  guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing"), except that it shall not include:

                  (1)  direct obligations of the U.S. government;

                  (2)  bankers'  acceptances,  bank  certificates  of  deposit,  commercial  paper  and high quality short-term debt instruments, including repurchase agreements; or

                  (3)  shares issued by open-end investment companies.

          K.      "Security  Held or to be  Acquired"  means any  Security  which,  within  the most  recent
                   ---------------------------------
fifteen  (15)  days (i) is or has been  held by the  Fund,  (ii) is  being  considered  by the Fund or Alger
Management for purchase by the Fund; or (iii) any option to purchase or sell,  and any security  convertible into or exchangeable for, any Security that is held or to be acquired by the Fund.

                                                 III.  RESTRICTIONS
                                                       ------------

         A.       Non-disclosure  of  Information.  An  Access  Person  shall  not  divulge  to  any  person
                  -------------------------------
contemplated  or completed  securities  transactions  of any Fund,  except in the  performance of his or her duties, unless such information previously has become a matter of public knowledge.

         B.       Proscribed  Activities.  No Access  Person shall engage in any activity  prohibited by the
                  ----------------------
1940 Act, Rule 17j-1(a).  As a general matter,  this provision  prohibits Access Persons, in connection with the purchase or sale,  directly or indirectly,  by the Access Person of a Security Held or to be Acquired by
a Fund, from:

                  (1)  using any device, scheme or artifice to defraud any Fund;

                  (2) making to any Fund an untrue  statement  of a  material  fact or  omitting  to state a material fact necessary in order to make the statements made, in light of the  circumstances  under which they were made, not misleading;

                  (3) engaging in any act,  practice or course of business  which  operates or would operate as a fraud or deceit upon any Fund; or

                  (4)  engaging in any manipulative practice with respect to any Fund.

The foregoing conduct also may violate other antifraud provisions of the federal securities laws.

         C.       Prohibition  on  Trading  While in  Possession  of  Material  Non-Public  Information.  No
                  -------------------------------------------------------------------------------------
Access  Person  may seek any  benefit  for  himself  or  herself,  a Fund,  or anyone  else  from  material, non-public  information  about  issuers,  whether or not the  securities  of such  issuers  are held in Fund portfolios  or suitable for  inclusion in their  portfolios.  Any Access Person who believes he or she is in possession of such information  should contact a Compliance Officer  immediately.  This prohibition does not preclude  an  Access  Person  from  contacting  officers  and  employees  of  issuers  or  other  investment professionals in seeking information about issuers that is publicly available.

         D.       Obligation  to Exercise  Best  Judgment.  An Advisory  Person shall act in his or her best
                  ---------------------------------------
judgment in effecting or  recommending,  or deciding not to effect or recommend,  any  transaction on behalf of a Fund. An Advisory  Person shall not take into  consideration  his or her personal  financial  situation in connection with decisions regarding portfolio transactions by or on behalf of a Fund.

         E.       General  Principles of Personal  Investing.  No Access Person shall engage in any Personal
                  ------------------------------------------
Securities  Transaction  that he or she has reason to believe will be  detrimental  to the best interests of any Fund.  When engaging in Personal Securities Transactions, an Access Person shall:

                  (1)  place the interests of the Funds and Alger clients' investment accounts first;

                  (2) conduct such  transactions  in a manner  consistent with the Code and in such a manner as to avoid any actual or  potential  conflict of interest or abuse of any such  person's  position of trust and responsibility as an Access Person; and

                  (3) not take  inappropriate  advantage of such person's  position in  relationship  to the
         Funds.

         The types of securities  to which this Code applies are set forth in the  definition of Security in
Section II(J) hereof.  Personal  Securities  Transactions  involving the types of instruments  excluded from that definition are not subject to the provisions of this Code.

         F.       Limitations on Personal Securities Transactions.
                  -----------------------------------------------

                  (1)  Limitations  Related to Timing of  Transactions.  The timing of  Personal  Securities
         Transactions shall be limited as follows:

                           (a) An Access  Person may not  execute a  Personal  Securities  Transaction  at a time when any  Portfolio  Manager is  considering  the purchase or sale of that  Security.
                  If the Fund is in the  middle  of a buying  or  selling  program  for that  Security,  the program must be completed before the Access Person may execute his or her transaction.

                           (b) An Access  Person may not  recommend  any  Securities  transaction  by a Fund without  having  disclosed his or her interest in such  Securities or the issuer  thereof, including without limitation:

                                    (i) direct or indirect  beneficial  ownership of any  Securities  of the issuer;

                                    (ii)  any position with the issuer or its affiliates; or

                                    (iii) any present or proposed business  relationship  between the issuer or its  affiliates  and such  person  or any  party in which  such  person  has a significant interest.

                           (c) A Portfolio  Manager  shall not engage in a Personal  Securities  Transaction to buy or sell a Security  within a period of seven (7)  business  days  before or after a
                  Fund that he or she  manages  trades in that same  Security  unless  one of the  following situations exists:

                                    (i) The Fund  receives a better  price on its  transaction  made  within seven (7) days of the Portfolio Manager's transaction;

                                    (ii) A  Portfolio  Manager  whose  recommendation  to purchase or sell a
                           Security by a Fund is overruled by senior  management  of Alger  Management,  may
                           purchase  or  sell  that  security  for  his  or  her  own  account.   If  senior
                           management   subsequently  changes  its  position  regarding  that  security  and decides to purchase  or sell the  security  for a Fund  within  seven (7) days of the  Portfolio  Manager's  transaction  for his or her own  account,  the  Fund's purchase or sale will not require disgorgement by the Portfolio Manager; or

                                    (iii) The  Portfolio  Manager  can  demonstrate  that a hardship  exists which requires the sale of the security within the prohibited time period.

                           (d) An Advisory  Person may not profit from the  purchase  and sale,  or sale and purchase,  of the same (or equivalent)  Securities within any sixty (60) day period unless the  Security  is not  held by a Fund  and is not  eligible  for  purchase  by a  Fund.  A
                  Compliance  Officer will consider  exemptions to this prohibition on a case-by-case  basis when it is clear that no abuse is  involved  and the  equities of the  situation  strongly support an exemption.

                           (e) Any  profits  realized  on  trades  within  the  proscribed  periods  must be disgorged to the appropriate Fund or to charity.

                  (2) Initial  Public  Offerings.  An Advisory  Person may not acquire any  Securities in an initial public offering.

                  (3) Private  Placement  Limitations.  An Advisory  Person shall not engage in any Personal
         Securities  Transaction  that involves an offering of Securities  that is exempt from  registration under the  Securities  Act of 1933  pursuant  to section  4(2) or section  4(6) or pursuant to rule
         504, rule 505 or rule 506 (a "private  placement"),  without the express prior written  approval of a Compliance Officer.

                  An Advisory  Person who has a Beneficial  Ownership  interest in any  Securities  obtained through a private  placement must disclose this interest to a Compliance  Officer if and when he or she becomes  involved in any  subsequent  consideration  of an investment in the  securities of the same  issuer for any Fund.  In such  case,  the  decision  to invest in the  Securities  of such an issuer on behalf of the Fund shall be subject to the review  and  approval  of an  Advisory  Person appointed by a Compliance Officer who has no personal interest in the issuer.

                  (4)  Application  to   Disinterested   Fund  Directors.   The   restrictions  on  Personal
         Securities  Transactions  set forth in this Section  III(F) shall not apply to  Disinterested  Fund
         Directors.

         G.       Pre-clearance  of Personal  Securities  Transactions.  All Access  Persons must  pre-clear
                  ----------------------------------------------------
their Personal Securities Transactions with a Compliance Officer.

         -        A Compliance  Officer must pre-clear the personal  securities  transactions  of all Access
         Persons with the Portfolio Managers in addition to the trading desk.

         -        Any approval will be valid only for the day on which it is granted.

         The  pre-clearance  requirements  set forth in this Section III(G) shall not apply to Disinterested
Fund Directors.

         H.       Copies of Brokerage  Reports.  All Access  Persons  should  direct their brokers to supply
                  ----------------------------
duplicate copies of all confirmations and periodic statements to a Compliance Officer.

                                             IV.  REPORTING REQUIREMENTS
                                                  ----------------------

         A.       Initial  Holding  Report.  No later  than ten (10) days  after a person  becomes an Access
                  ------------------------
Person, he or she shall submit a report to a Compliance Officer containing the following information:

                  (1) the  title,  number of shares  and  principal  amount  of each  Security  in which the
         Access  Person  had any direct or  indirect  Beneficial  Ownership  when he or she became an Access
         Person;

                  (2) the name of any  broker,  dealer or bank with whom the  Access  Person  maintained  an account  in which any  securities  were held for his or her  direct or  indirect  benefit as of the date he or she became an Access Person; and

                  (3)  the date on which the report is submitted.

         B.       Quarterly  Report.  No later  than ten (10) days after the end of each  calendar  quarter,
                  -----------------
each Access Person shall submit a report containing the following information:

                  (1) with  respect to  transactions  during the quarter in any  Security in which he or she had any direct or indirect Beneficial Ownership:

                           (a) the date of the  transaction,  the  title,  the  interest  rate and  maturity date (if  applicable),  the number of shares,  and the  principal  amount of each Security involved;

                           (b) the  nature of the  transaction  (i.e.,  purchase,  sale or any other type of
                                                                 ----
                  acquisition or disposition);

                           (c)  the price at which the transaction was effected;

                           (d) the name of the  broker-dealer  or bank with or through whom the  transaction was effected; and

                           (e)  the date on which the report is submitted.

                  (2)  with  respect  to  any  account  established  by  the  Access  Person  in  which  any securities were held during the quarter for his or her direct or indirect benefit:

                           (a)  the  name  of  the   broker-dealer   or  bank  with  whom  the  account  was
                  established;

                           (b)  the date the account was established; and

                           (c)  the date on which the report is submitted.

         C.       Annual  Holding  Reports.   Each  Access  Person  shall  submit  an  annual  report  to  a
                  ------------------------
Compliance  Officer  containing the following  information,  which must be current as of a date no more than thirty (30) days before the report is submitted:

                  (1) the  title,  number of shares  and  principal  amount  of each  Security  in which the
         Access Person had any direct or indirect Beneficial Ownership;

                  (2) the name of any  broker-dealer  or bank  with  whom the  Access  Person  maintains  an account in which any securities are held for his or her direct or indirect benefit; and

                  (3)  the date on which the report is submitted.

         D.       Limitations  on  Reporting  Requirements.  No one shall be required to make a report under
                  ----------------------------------------
this Article IV:

                  (1) with  respect to  transactions  effected  for any account  over which such person does not have any direct or indirect influence or control;

                  (2) if such a person is a  Disinterested  Fund  Director,  except that such  Disinterested
         Fund Director shall file a quarterly  report  pursuant to Section IV(B) hereof in an instance where such  director  knew or, in the  ordinary  course of  fulfilling  his or her  official  duties as a director of a Fund,  should have known that during the fifteen (15) day period  immediately  before or after the date of the  transaction  in a Security by the director,  a Fund purchased or sold the
         Security or such purchase or sale by a Fund was considered by the Fund or Alger Management; or

                  (3)  with  respect  to  quarterly  transaction  reports  only,  a report  would  duplicate
         information   contained  in  broker  trade  confirmations  or  account  statements  received  by  a
         Compliance Officer,  provided that all of the information  required to be included in the quarterly report  must be  contained  in the broker  trade  confirmations  or account  statements,  or in the records of the Funds, Alger Management, Alger & Company, or Shareholder Services.

         E.       Filing of Reports.  All reports  prepared  pursuant to this Article IV shall be filed with
                  -----------------
a  Compliance  Officer,  except  that  reports  relating  to a  Compliance  Officer,  or to  any  individual designated by a Compliance  Officer to review reports  prepared  pursuant to this Article IV, shall be filed with the Executive Vice President of Alger Management.

         F.       Annual Report to Boards of Directors.  The Funds,  Alger  Management,  Alger & Company and
                  ------------------------------------
Shareholder Services must furnish to the Funds' Board of Directors/Trustees an annual report that:

                  (1)  describes  any  issues  arising  under the Code of Ethics  and  procedures  since the last report to the Board of  Directors/Trustees,  including,  but not limited to, information about material  violations  of the Code or procedures  and sanctions  imposed in response to the material violations; and

                  (2)  certifies  that  the  Funds,  Alger  Management,  Alger  &  Company  and  Shareholder
         Services have adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating the Code.

                                                V. SANCTIONS
                                                   ---------

         Upon  discovering  that an Access Person has not complied with the  requirements  of this Code, the
Board of  Directors/Trustees of Alger Management,  Alger & Company,  Shareholder Services or of any Fund may
impose on that  person  whatever  sanctions  the Board deems  appropriate,  including,  among other  things, censure, suspension or termination of employment.

                                        VI. GIFTS AND DIRECTORSHIPS
                                            -----------------------

         A.       Gifts.  No Access  Person  may  accept  any gift or other  thing of more  than de  minimis
                  -----
value from any person or entity that does business with Alger  Management,  Alger & Company,  or Shareholder
Services with respect to any Fund.

         B.       Service as  Director.  Access  Persons  must obtain  prior  authorization  of a Compliance
                  --------------------
Officer to serve on the board of directors of a publicly traded company.  Such  authorization  will be based on a  determination  that the board service  would be  consistent  with the interests of the Funds and their shareholders.  Should any Access Person receive such  authorization,  any  transaction by any Fund involving the  securities of any such publicly  traded  company while such Access Person is serving as a director will be required to be approved in advance, in writing, by a Compliance Officer.

         C.         Application to  Disinterested  Fund Directors.  The  restrictions  set forth in Sections
                    ----------------------------------------------
VI(A) and (B) above shall not apply to Disinterested Fund Directors.

                                           VII.  MISCELLANEOUS PROVISIONS
                                                 ------------------------

         A.       Identification  of Code of Ethics  Classifications.  Alger  Management  shall identify all
                  --------------------------------------------------
Advisory Persons and Portfolio Managers and inform them of such classification under the Code.

         B.       Maintenance of Records.  Alger  Management  shall,  on its own behalf and on behalf of the
                  ----------------------
Funds and Alger & Company,  maintain and make available  records with respect to the  implementation  of the
Code in the manner and for the time required by the federal securities laws,  including without  limitation, the 1940 Act, Rule 17j-1(d).

         C.       Annual  Certification  of  Compliance.  All Access  Persons shall sign a certificate to be
                  -------------------------------------
presented to the Adviser each calendar year certifying that:

        o         they have read and understood the Code;

        o         they are subject to the Code;

        o         they have complied with the requirements of the Code; and

        o         they have disclosed all Personal  Securities  Transactions  required to be disclosed under the Code.

         D.       Confidentiality.  All  information  obtained  from any Access  Person  hereunder  shall be
                  ---------------
kept in strict confidence,  except that reports of securities  transactions hereunder will be made available to the Securities and Exchange  Commission or any other  regulatory or  self-regulatory  organization to the extent required by law or regulation.

         E.       Other  Laws,  Rules and  Statements  of Policy.  Nothing  contained  in this Code shall be
                  ----------------------------------------------
interpreted  as relieving any Access Person from acting in accordance  with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure adopted by Alger  Management,  Alger &
Company, Shareholder Services or a Fund governing the conduct of such person.

         Effective Date.  The effective date of this Code shall be May 9, 2000.
         --------------